UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2025

LanzaTech Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois		60077
(Address of principal executive offices)		(Zip Code)

(847) 324-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LNZA	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LNZAW	The Nasdaq Stock Market LLC

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2025 (the “Amendment Date”) in connection with the amendments to the Loan Agreement (as defined below) and the Framework Agreement (as defined below) contemplated by the previously reported consent (the “Consent”) of BGTF LT Aggregator LP (“BGTF”), LanzaTech Global, Inc. (the “Company”), LanzaTech, Inc. and LanzaTech NZ, Inc. (collectively, the “LanzaTech Parties”) and BGTF entered into Amendment No. 1 to Loan Agreement (the “Loan Agreement Amendment”) amending that certain Loan Agreement, dated as of February 14, 2025, by and among the LanzaTech Parties and BGTF (the “Loan Agreement” and, as amended by the Loan Agreement Amendment, the “Amended Loan Agreement”), and LanzaTech, Inc. and BGTF entered into Amendment No. 1 to Framework Agreement (the “Framework Agreement Amendment” and, together with the Loan Agreement Amendment, the “Amendments”) amending that certain Framework Agreement, dated as of October 2, 2022, by and between LanzaTech, Inc. and BGTF (the “Framework Agreement” and, as amended by the Framework Agreement Amendment, the “Amended Framework Agreement”).

As previously disclosed:

●	Under the Amended Loan Agreement, (i) the maturity date of the loan has been extended from October 3, 2027 to December 3, 2029 (the period from October 4, 2027 to December 3, 2029, the “extension period”), (ii) interest will accrue on a daily basis on the unpaid principal balance of the loan at (a) 8% per annum, payable quarterly in cash, from October 4, 2027 through and including December 3, 2028 and (b) 12% per annum, payable quarterly in cash, from December 4, 2028 through and including December 3, 2029 and (iii) during the extension period, the deemed repayment provisions set forth in the Loan Agreement associated with equity funding required for qualifying projects will not apply to eligible projects under the Amended Framework Agreement with respect to which BGTF has (or is deemed to have) delivered a rejection notice; and

●	Under the Amended Framework Agreement, the end date of the initial term has been extended from October 2, 2027 to December 3, 2028.

Each Amendment further provides that the extension terms described above will be null and void and of no further force and effect unless one of the following conditions is satisfied by October 3, 2027: (i) (x) a Subsequent Financing (as defined in the Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), dated June 2, 2025 (the “A&R CoD”)) or Other Financing (as defined in the A&R CoD) has been consummated and (y) either (A) all outstanding shares of the Series A Preferred Stock have been converted into shares of common stock of the Company or (B) the intercreditor agreement between BGTF and LanzaTech Global SPV, LLC, the purchaser of the Series A Preferred Stock (the “Preferred Investor”) is in effect providing that any right of payment of the Preferred Investor (and/or its permitted assignees) in connection with (1) a redemption of the Series A Preferred Stock using cash from the Company’s balance sheet, (2) a Promissory Note (as defined in the A&R CoD) or (3) any other indebtedness incurred through an exchange of the Series A Preferred Stock shall, in each case, be subordinated to all of BGTF’s right of payment to the loan under the Amended Loan Agreement and the guarantees thereof; or (ii) an In-Court Restructuring (as defined in the Amendments) has been completed.

The foregoing summaries of the Loan Agreement Amendment and the Framework Agreement Amendment do not purport to be complete and are qualified in their entirety by the full text of such Amendments, copies of which are being filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

For more information regarding the Framework Agreement and the Loan Agreement, we refer you to the full texts thereof filed as Exhibit 10.32 and Exhibit 10.41, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2025. For more information on the A&R CoD, we refer you to the full text of the Amended and Restated Certificate of Designation of Series A Convertible Senior Preferred Stock, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to Loan Agreement, dated July 10, 2025, among the LanzaTech Parties and BGTF.
10.2	Amendment No. 1 to Framework Agreement, dated July 10, 2025, between LanzaTech, Inc. and BGTF.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2025

LANZATECH GLOBAL, INC.

By:	/s/ Amanda Koenig Fuisz
Name:	Amanda Koenig Fuisz
Title:	Interim General Counsel